Exhibit 2.5
SECURITY AGREEMENT
(INTELLECTUAL PROPERTY)
     THIS SECURITY AGREEMENT (INTELLECTUAL PROPERTY) (this “Security Agreement”), dated as of April 2, 2009, is entered into by and between Bioheart, Inc., a Florida corporation (the “Grantor”), and BlueCrest Venture Finance Master Fund Limited, a Cayman Islands limited company, as successor to BlueCrest Capital Finance, L.P. (“Lender”).
     A Pursuant to that certain Loan and Security Agreement, dated as of May 31, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and between Grantor and Lender, the Lender agreed to extend loans and other financial accommodations to Grantor upon the terms and subject to the conditions set forth therein.
     B. Grantor and Lender have entered into that certain Amendment to Loan and Security Agreement, dated as of the date hereof (as amended, the “Amendment”), pursuant to which Grantor agreed to deliver to Lender this Security Agreement duly executed by Grantor.
     C. Pursuant to the Amendment, Grantor has agreed to enter into this Security Agreement and, in the event that an Event of Default (as defined in the Loan Agreement) other than the Existing Default (as defined in the Amendment) occurs on or after the date hereof, to grant a security interest in the Collateral described herein, which grant shall be effective and relate back to the date hereof.
AGREEMENT
     In consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantor hereby agrees with Lender as follows:
     1. Definitions and Interpretation. When used in this Security Agreement, the following terms shall have the following respective meanings:
          “Amendment” has the meaning given to that term in Recital B hereof.
          “Collateral” has the meaning given to that term in Section 2 hereof.
          “Copyright Office” means the United States Copyright Office or any successor office or agency thereto.
          “Copyrights” has the meaning given to that term in Attachment 1 hereto.
          “Grantor” has the meaning given to that term in the introductory paragraph hereof.
          “Lender” has the meaning given to that term in the introductory paragraph hereof.
          “Loan Agreement” has the meaning given to that term in Recital A hereof.
          “Other Agreements” has the meaning given to that term in the Loan Agreement.
          “Patent and Trademark Office” means the United States Patent and Trademark Office or any successor office or agency thereto.
          “Patent Applications” means all applications made by, or on behalf of, Grantor to the Patent and Trademark Office or to any similar office or agency of any foreign country or political subdivision thereof for the registration of Patents.

          “Patent Registrations” means all Patents registered with the Patent and Trademark Office or with any similar office or agency of any foreign country or political subdivision thereof and all Patent Applications.
          “Patents” has the meaning given to that term in Attachment 1 hereto.
          “Secured Obligations” means the Borrower’s Liabilities (as defined in the Loan Agreement).
          “Security Agreement” means this Security Agreement (Intellectual Property) and all exhibits and schedules hereto, as the same may from time to time be amended, modified, supplemented or restated.
          “Trade Secrets” has the meaning given to that term in Attachment 1 hereto.
          “Trademarks” has the meaning given to that term in Attachment 1 hereto.
          “UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Illinois; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Lender’s security interest in any collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Illinois, the term “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection of priority and for purposes of definitions related to such provisions.
Unless otherwise defined herein, all other capitalized terms used herein and defined in the Loan Agreement shall have the respective meanings given to those terms in the Loan Agreement, and all terms defined in the UCC shall have the respective meanings given to those terms in the UCC.
     2. Grant of Security Interest. In the event that an Event of Default (as defined in the Loan Agreement) other than the Existing Default (as defined in the Amendment) occurs on or after the date hereof (the date of such additional Event of Default, the “Trigger Date”), Grantor hereby, effective as of the date hereof, assigns, conveys, mortgages, pledges, grants, hypothecates and transfers to Lender, as security for the full, prompt, complete and final payment when due (whether at stated maturity, by acceleration or otherwise) and prompt performance and observance of all of the Secured Obligations, and in order to induce the Lender to enter into the Amendment, a security interest in and to all of Grantor’s right, title and interest in, to and under the property described in Attachment 1 hereto, whether now owned or hereafter acquired (collectively, the “Collateral”), which Attachment 1 is incorporated herein.
     3. Representations and Warranties. Grantor represents and warrants to Lender as follows:
          (a) Grantor has good and valid rights in, title to or leasehold interests in each item of the Collateral pledged by Grantor hereunder (or, in the case of after-acquired Collateral, at the time Grantor acquires rights in such after-acquired Collateral pledged by Grantor hereunder). No other Person has (or, in the case of after-acquired Collateral, at the time Grantor acquires rights therein, will have) any right, title, claim or interest (by way of lien, purchase option or otherwise) in, against or to the Collateral, other than Permitted Liens.
          (b) As of the Trigger Date and upon the filing of an amendment to the Lender’s UCC financing statement to add the Collateral described in Attachment 1 hereto and filings with the Patent and Trademark Office or Copyright Office contemplated by this Security Agreement, Lender will have a first priority perfected security interest in the Collateral, subject to Permitted Liens.
          (c) Grantor has full corporate power and corporate authority to make the conditional assignment and grant the security interest as set forth herein.
          (d) Grantor has the sole, full and, subject to Permitted Liens, unencumbered right, title and interest in and to (i) each of the Trademarks described in Schedule A to Attachment 1 hereto for the goods and services covered by the registrations thereof, (ii) each of the Patents described in Schedule B to Attachment 1 hereto, and (iii) each of the Copyrights described in Schedule C to Attachment 1 hereto. The registrations for such

Trademarks and Patents are valid and enforceable and in full force and effect and none of the Patents has been abandoned or dedicated.
          (e) Grantor does not own any Patents, Trademarks or Copyrights registered in, or the subject of pending applications in, the Patent and Trademark Office or the Copyright Office, other than those described in Schedules A, B and C to Attachment 1 hereto.
          (f) No claim has been made by any third party and remains unresolved that any of the issued Patents, Trademarks or Copyrights is invalid and unenforceable or violates or may violate the rights of any Person.
          (g) Grantor has obtained from each of its employees, officers, directors and consultants who may be considered the inventor of patentable inventions (invented within the scope of such Person’s relationship with Grantor) an assignment to such Grantor of all rights to such inventions, including Patents.
          (h) Grantor has taken commercially reasonable steps to protect the secrecy and the validity under applicable law of all material Trade Secrets.
     4. Covenants of the Grantor. Grantor hereby agrees as follows:
          (a) From and after the Trigger Date, Grantor, at the Grantor’s expense, shall promptly procure, execute and deliver to Lender all documents, instruments and agreements and perform all acts which are necessary, or which Lender may reasonably request, to establish, maintain, preserve, protect and perfect the Collateral, the lien granted to Lender therein and the first priority of such lien (subject to Permitted Liens) or to enable Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the preceding sentence, Grantor shall (i) execute all notices of security interest for each relevant type of intellectual property in forms suitable for filing with the Patent and Trademark Office or the Copyright Office, as applicable, substantially in the forms of Attachments 2 and 3 hereto or other forms acceptable to Lender and (ii) take all commercially reasonable steps in any proceeding before the Patent and Trademark Office, the Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to diligently prosecute or maintain, as applicable, each application and registration of the Patents, Trademarks and Copyrights, including filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings (except to the extent that the failure to prosecute or maintain or the dedication, abandonment or invalidation thereof is permitted hereunder or unless Grantor in the exercise of its prudent business judgment deems the failure to prosecute or maintain or the dedication, abandonment or invalidation to be commercially reasonable).
          (b) Grantor shall not use any Collateral or knowingly, after reasonable inquiry, permit any Collateral to be used in violation of (i) any provision of the Loan Agreement, this Security Agreement or any Other Agreements, (ii) any applicable governmental rule or contractual obligation violation, or (iii) any policy of insurance covering the Collateral.
          (c) Grantor shall pay promptly when due all taxes and other governmental charges, all liens and all other charges (except to the extent constituting Permitted Liens) now or hereafter imposed upon, relating to or affecting any Collateral; except for taxes being disputed in good faith and for which Grantor has adequate reserves.
          (d) Grantor shall appear in and defend any action or proceeding which may affect its title to or Lender’s security interest in the Collateral.
          (e) Grantor shall keep accurate and complete records of the Collateral and shall permit Lender to examine and make copies of such records and provide such reports and information relating to the Collateral as Lender may reasonably request from time to time.

          (f) Grantor shall not sell, encumber, lease, rent, option, license or otherwise dispose of or transfer any Collateral or right or interest therein except as permitted in the Loan Agreement, and Grantor shall keep the Collateral free of all liens except Permitted Liens.
          (g) Grantor (either directly or through licensees) will continue to use the Trademarks in connection with each and every trademark class of goods or services applicable to its current line of products or services as reflected in its current catalogs, brochures, price lists or similar materials in order to maintain the Trademarks in full force and effect free from any claim of abandonment for nonuse, and Grantor will not (and will not knowingly permit, after reasonable inquiry, any licensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated, unless Grantor, in the exercise of its prudent business judgment, deems any such Trademark not to have any significant commercial value. Grantor will not do any act, or omit to do any act, whereby the Patents or Patent Registrations may become abandoned or dedicated or the remedies available against potential infringers weakened and shall notify Lender immediately if it knows of any reason or has reason to know that any such Patent Registration may become abandoned or dedicated, unless Grantor, in the exercise of its prudent business judgment, deems any such Patent not to have any significant commercial value. Grantor will not do any act or omit to do any act, whereby the Copyrights may become abandoned or dedicated or the remedies available against potential infringers weakened unless Grantor, in the exercise of its prudent business judgment, deems any such Copyright not to have any significant commercial value, and shall notify Lender immediately if it knows of any reason or has reason to know that any such Copyright may become abandoned or dedicated.
          (h) Grantor will promptly notify Lender upon the filing, either by Grantor or through any agent, employee, licensee or designee, of (i) an application for the registration of any Patent, Trademark, or Copyright with the Patent and Trademark Office or the Copyright Office or any similar office or agency in any other country or any political subdivision thereof, (ii) any assignment of any Patent or Trademark, which Grantor may acquire from a third party, with the Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, or (iii) any assignment of any Copyright, which Grantor may acquire from a third party, with the Copyright Office or any similar office or agency in any other country or any political subdivision thereof.
          (i) Grantor shall make application to (i) the Patent and Trademark Office to register any unpatented but patentable inventions developed by Grantor or its employees or consultants (within the scope of their employment or consulting relationship), unless Grantor, in the exercise of its prudent business judgment, deems any such Patent not to have any significant commercial value or determines that its rights thereunder are better preserved as a Trade Secret, (ii) the Patent and Trademark Office to register any registerable but unregistered Trademarks used by Grantor in connection with its products or services unless Grantor in the exercise of its prudent business judgment, deems any such Trademark not to have any significant commercial value, and (iii) the Copyright Office to register any unregistered Copyright to which Grantor has rights unless Grantor in the exercise of its prudent business judgment, deems any such Copyright not to have any significant commercial value or determines that its rights thereunder are better protected as a Trade Secret.
          (j) Grantor shall and shall cause its employees and require its licensees to (i) use proper statutory notice in connection with its use of the Patents, Trademarks and Copyrights, (ii) maintain consistent standards of quality in its manufacture of products sold under the Trademarks or provision of services in connection with the Trademarks, and (iii) take commercially reasonable steps necessary to protect the secrecy and the validity under applicable law of all material Trade Secrets.
          (k) If Grantor learns of any use by any Person of any term or design that is reasonably foreseeable to cause confusion with any Trademark, Grantor shall promptly notify Lender of such use and of all steps taken and to be taken to remedy any infringement of such Trademark, unless Grantor, in the exercise of its prudent business judgment, deems such Trademark not to have any significant commercial value.
          (l) Grantor shall maintain with each employee or consultant who may have access to the Trade Secrets of Grantor an agreement by which such employee or consultant agrees not to disclose such Trade Secrets and with each employee or consultant who may be the inventor of patentable inventions (invented within the scope of their employment or consulting relationship) an invention assignment agreement requiring such employee or consultant to assign all rights to such inventions, including, patents and patent applications, to Grantor and further requiring such employee or consultant to cooperate fully with Grantor and its successors in interest in the prosecution of any patent application or in any litigation involving the invention, whether such cooperation is required during such employee’s employment or such consultant’s relationship with Grantor or after the termination thereof.
     5. Authorized Action by the Lender. Effective as of the Trigger Date, Grantor hereby irrevocably appoints Lender as its attorney-in-fact and agrees that Lender may perform (but Lender shall not be obligated to and shall incur no liability to Grantor or any third party for failure so to do) any act which Grantor is obligated by this Security Agreement to perform, and to exercise such rights and powers as Grantor might exercise with respect to the Collateral, including, without limitation, the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all royalties, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) insure, process, preserve and enforce the Collateral; (c) make any compromise or settlement, and take any commercially reasonable action it deems advisable, with respect to the Collateral; (d) pay any indebtedness of Grantor relating to the Collateral; and (e) execute UCC financing statements and other documents, instruments and agreements required hereunder; provided, however, that Lender shall exercise such powers only after the occurrence and during the continuance of an Event of Default. Grantor agrees to reimburse Lender upon demand for all costs and expenses, including attorneys’ fees, Lender may incur while acting as Grantor’s attorney-in-fact hereunder, all of which costs and expenses are included in the Secured Obligations. Grantor agrees that such care as Lender gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Lender’s possession; provided, however, that Lender shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other Person in connection with the Secured Obligations or with respect to the Collateral.
     6. Default and Remedies. From and after the Trigger Date but relating back to the date hereof, Grantor shall be deemed in default under this Security Agreement upon the occurrence and during the continuance of an Event of Default, as that term is defined in the Loan Agreement. From and after the Trigger Date but relating back to the date hereof, in addition to all other rights and remedies granted to Lender by this Security Agreement, the Loan Agreement, the Other Agreements, the UCC and other applicable governmental rules, Lender may, upon the occurrence and during the continuance of any Event of Default, exercise any one or more of the following rights and remedies: (a) collect, receive, appropriate or realize upon the Collateral or otherwise foreclose or enforce the Lender’s security interests in any or all Collateral in any manner not prohibited by applicable governmental rules or in this Security Agreement; (b) notify any or all licensees of Collateral to make payments thereon directly to Lender; (c) sell, license or otherwise dispose of any or all Collateral at one or more public or private dispositions, whether or not such Collateral is present at the place of sale, for cash or credit or future delivery, on such commercially reasonable terms and in such commercially reasonable manner as Lender may determine in accordance with applicable law; (d) upon five (5) Business Days’ prior notice to Grantor, direct Grantor not to make any further use of the Patents, the Trademarks (or any mark similar thereto), or the Copyrights (or any work deriving therefrom); (e) upon five (5) Business Days’ prior notice to Grantor, license, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any of the Patents, Trademarks or Copyrights, throughout the world for such term or terms, on such conditions, and in such manner, as Lender shall in its sole discretion determine; (f) enforce (and upon notice to Grantor have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of Grantor in, to and under any one or more license agreements with respect to the Collateral (without assuming any obligations or liability thereunder), and take or refrain from taking any action under any thereof; and (g) in addition to the foregoing, in order to implement the assignment, sale or other disposal of any of the Collateral, pursuant to the authority granted in Section 5 hereof, execute and deliver on behalf of Grantor, upon five (5) Business Days’ prior notice to Grantor, one or more instruments of assignment of the Patents, Trademarks or Copyrights (or any application or registration thereof), in form suitable for filing, recording or registration in any country.
     7. Application of Proceeds. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied by Lender to the Secured Obligations in any manner whatsoever as Lender shall choose in its sole and absolute discretion.

     8. Indemnification and Release.
          (a) Grantor assumes all responsibility and liability arising from the use of the Patents, Trademarks and Copyrights, and Grantor hereby indemnifies and holds Lender and its directors, officers, employees, agents and any of its respective Affiliates (“Indemnitees”) harmless from and against any claim, suit, loss, damage or expense (including attorneys’ fees and expenses) arising out of or in connection with (i) any alleged infringement of any patent, trademark, service mark, trade name, trade secret or copyright of a third party or alleged defect in any product manufactured, promoted or sold by Grantor (or any Affiliate of Grantor) in connection with any Patent, Trademark or Copyright, (ii) the manufacture, promotion, labeling, sale or advertisement of any product or service by Grantor (or any Affiliate of Grantor), (iii) any action taken or omitted to be taken by Lender hereunder with respect to any license agreement of Grantor or (iv) any claim, suit or proceeding instituted by Grantor or in which Grantor participates. Grantor agrees that the Indemnities do not assume, and shall have no responsibility for, the payment of any sums due or to become due under any agreement or contract included in the Collateral or the performance of any obligations to be performed under or with respect to any such agreement or contract by Grantor, and Grantor hereby agrees to indemnify and hold each Indemnitee harmless with respect to any and all claims by any Person relating thereto.
          (b) Grantor hereby releases the Indemnitees from any claims, causes of action and demands at any time arising out of or with respect to any actions taken or omitted to be taken by Lender under the powers of attorney granted in Section 5 hereof, other than actions or omissions determined by a final judgment of a court of competent jurisdiction to have arisen through the gross negligence or willful misconduct of any such Indemnitees.
          (c) Grantor agrees to cause Lender to be named as an additional insured with respect to any policy of insurance held by Grantor from time to time, if any, covering product liability or intellectual property infringement risk.
          (d) Nothing contained in this Section 8 shall, however, be deemed to require Grantor to indemnify or hold harmless any Indemnitee from or against any losses, costs, suits, expenses, claims or damages to the extent determined by a court of competent jurisdiction to have arisen from any such Indemnitee’s gross negligence or willful misconduct.
     9. Miscellaneous.
     (a) Notices. Except as otherwise specified herein, all notices, requests, demands, consents, instructions or other communications to or upon Grantor or Lender under this Security Agreement shall be given as provided in Section 9.1 of the Loan Agreement.
     (b) Partial Invalidity. If at any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.
     (c) Headings. The section headings and captions appearing in this Security Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Security Agreement.
     (d) No Waiver; Cumulative Remedies. Lender shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder or under the Loan Agreement or the Other Agreements, nor shall any single or partial exercise of any right or remedy hereunder or thereunder on any one or more occasions preclude the further exercise thereof or the exercise of any other right or remedy hereunder or thereunder. The rights and remedies hereunder provided or provided under the Loan Agreement or the Other Agreements are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights and remedies provided by law or by any of the Other Agreements. None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by

Grantor and Lender. Unless otherwise specified in any such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.
     (e) Time is of the Essence. Time is of the essence for the performance of each of the terms and provisions of this Security Agreement.
     (f) Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Grantor’s property and assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
     (g) Termination of this Security Agreement. Subject to Section 9(f), this Security Agreement shall terminate upon the later to occur of the full, complete and final payment of the Secured Obligations and the termination of Lender’s commitments under the Loan Agreement.
     (h) Successors and Assigns. This Security Agreement and all obligations of Grantor hereunder shall be binding upon the successors and assigns of Grantor, and shall, together with the rights and remedies of Lender hereunder, inure to the benefit of Lender and its successors and assigns except that Grantor may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender. Any assignment or transfer in violation of the foregoing shall be null and void.
     (i) Further Indemnification. Grantor agrees to pay, and to save Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Security Agreement.
     (j) Amendment, Etc. No amendment, modification, supplement, extension, termination or waiver of any provision of this Security Agreement, no approval or consent thereunder, and no consent to any departure by Grantor therefrom, may in any event be effective unless in writing signed by Lender and, to the extent such amendment, modification, supplement or extension would materially expand, enlarge or adversely affect the obligations of or adversely affect the rights of Grantor, by Grantor, and then only in the specific instance and for the specific purpose given and any such amendment, modification, supplement, extension, termination or waiver shall be binding upon Lender and Grantor; and, without the approval in writing of Lender and Grantor (as applicable), no amendment, modification, supplement, termination, waiver or consent may be effective as to the matters set forth in the Loan Agreement, including, without limitation, the release of Grantor.
     (k) ENTIRE AGREEMENT. THIS SECURITY AGREEMENT REPRESENTS THE COMPLETE AND FINAL AGREEMENT AMONG GRANTOR AND LENDER AND SUPERSEDES ALL PRIOR AGREEMENTS, WRITTEN OR ORAL, ON THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG GRANTOR AND LENDER.
     (l) Governing Law. This Security Agreement shall be governed by and construed in accordance with the laws and decisions of the State of Illinois without reference to conflicts of law rules.
     (m) Counterparts. This Security Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes. Transmission by telecopier of an executed counterpart of this Security Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.
     (n) Payments Free of Taxes, Etc. All payments made by Grantor under this Security Agreement shall be made by Grantor free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings (except as otherwise provided in the Loan Agreement). In addition, Grantor shall pay upon demand any stamp or other taxes, levies or charges of any applicable jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Security Agreement. Upon request by Lender, Grantor shall furnish evidence satisfactory to Lender that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.
     (o) Grantor’s Continuing Liability. Notwithstanding any provision of this Security Agreement or any Other Agreement or any exercise by Lender of any of its rights hereunder or thereunder (including, without limitation, any right to collect or enforce any Collateral), (i) Grantor shall remain liable to perform its obligations and duties in connection with the Collateral and (ii) Lender shall not assume or be considered to have assumed any liability to perform such obligations and duties or to enforce any of Grantor’s rights in connection with the Collateral.
     (p) Additional Provisions. Grantor hereby acknowledges and agrees that the jury trial waiver, consent to jurisdiction and other provisions in Sections 9.12 and 9.13 of the Loan Agreement apply to this Security Agreement and are incorporated herein as though set forth in full.
     IN WITNESS WHEREOF, this Security Agreement has been duly executed as of the day and year first above written.

GRANTOR:

Bioheart, Inc., a Florida corporation

By:	/s/Howard J. Leonhardt
Name:	Howard J. Leonhardt
Title:	Chairman, CEO & CTO

LENDER:

BlueCrest Venture Finance Master Fund Limited acting through its duly appointed agent and investment manager, BlueCrest Capital Management LLP

By:	/s/Paul Dehadray

Name:	Paul Dehadray
Title:	General Counsel

ATTACHMENT 1
TO SECURITY AGREEMENT
     All right, title and interest of Grantor, whether now owned or hereafter acquired, in and to the following property (collectively, the “Collateral”):
     (a) All trademarks, trade names, trade styles and service marks, and all prints and labels on which said trademarks, trade names, trade styles and service marks have appeared or appear, and all designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all right, title and interest therein and thereto, all registrations and recordings thereof, including, (i) all applications, registrations and recordings in the Patent and Trademark Office or in any similar office or agency of the United States, any state thereof, or any foreign country or any political subdivision thereof, all whether now owned or hereafter acquired by Grantor, including those described in Schedule A to this Attachment 1, which Schedule A is incorporated herein by this reference, and (ii) all reissues, extensions or renewals thereof and all licenses thereof (collectively, the “Trademarks”);
     (b) All patentable inventions, patent rights, shop rights, letters patent of the United States or any foreign country, all right, title and interest therein and thereto, and all registrations and recordings thereof, including (i) all Patent Registrations and recordings in the Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any foreign country or political subdivision thereof, all whether now owned or hereafter acquired by Grantor, including those described in Schedule B to this Attachment 1, which Schedule B is incorporated herein by this reference, and (ii) all reissues, continuations, continuations-in-part or extensions thereof and all licenses thereof (collectively, the “Patents”);
     (c) All copyrights including, without limitation, (i) all original works of authorship fixed in any tangible medium of expression, all right, title and interest therein and thereto, and all registrations and recordings thereof, including all applications, registrations and recordings in the Copyright Office or in any similar office or agency of the United States, any state thereof, or any foreign country or any political subdivision thereof, all whether now owned or hereafter acquired by Grantor, including those described on Schedule C to this Attachment 1, which Schedule C is incorporated herein by this reference, and (ii) all extensions or renewals thereof and all licenses thereof (collectively, the “Copyrights”);
     (d) All goodwill of Grantor’s business symbolized by the Trademarks and all customer lists and other records of Grantor relating to the distribution of products or provision of services bearing or covered by the Trademarks;
     (e) All proprietary information, including formulas, patterns, compilations, programs, devices, methods, techniques or processes, that derives independent economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by other Persons who can obtain economic value from its disclosure or use, all whether now owned or hereafter acquired by Grantor (collectively, the “Trade Secrets”);
     (f) All claims by Grantor against any Person for past, present or future infringement of the Patents, Trademarks, Copyrights or Trade Secrets; and
     (g) All proceeds of the foregoing (including whatever is receivable or received when Collateral or proceeds is (are) sold, collected, exchanged, licensed or otherwise disposed of, whether such disposition is voluntary or involuntary, including rights to payment and return premiums and insurance proceeds under insurance with respect to any Collateral, and all rights to payment with respect to any cause of action affecting or relating to the Collateral).

Attachment 1-1

SCHEDULE A
TO ATTACHMENT 1
TO SECURITY AGREEMENT
TRADEMARKS AND TRADEMARK APPLICATIONS

Trademark	Serial Number	Date Filed	Registration Number	Registration Date
MYOCATH	76/238480	4/10/01	2832452	4/13/04

MYOCELL	76/228179	3/21/01	2950422	5/10/05

Attachment 1-2

SCHEDULE B
TO ATTACHMENT 1
TO SECURITY AGREEMENT
PATENTS AND PATENT APPLICATIONS

Title	Jurisdiction	Serial No.	Filing Date	Patent No.	Issue date
Method of Providing A Biological Pacemaker	US	07/622,381	11/30/90	5,103,821	04/14/92

Method for inducing angiogenesis by electrical stimulation of muscles	US	09/858,036	05/15/01	6,988,004	01/17/06
Method of providing a dynamic cellular cardiac support	US	10/847,240	05/17/04	7,341,062	03/11/08
Method of enhancing myogenesis by electrical stimulation	US	11/091,554	03/28/05	7,483,749	01/27/09

Attachment 1-3

SCHEDULE C
TO ATTACHMENT 1
TO SECURITY AGREEMENT
COPYRIGHTS
None

Attachment 2-3

ATTACHMENT 2
TO SECURITY AGREEMENT
[SEPARATE INSTRUMENT FOR
EACH FORM OF COLLATERAL]
GRANT OF SECURITY INTEREST
[TRADEMARKS][COPYRIGHTS]
     This GRANT OF SECURITY INTEREST, dated as of April 2, 2009, is executed by Bioheart, Inc., a Florida corporation (“Grantor”), in favor of BlueCrest Venture Finance Master Fund Limited, a Cayman Islands limited company as successor to BlueCrest Capital Finance, L.P. (“Lender”).
     A. Pursuant to that certain Loan and Security Agreement, dated as of May 31, 2007 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), between Grantor and Lender, Lender agreed to extend loans and other financial accommodations to Grantor upon the terms and subject to the conditions set forth therein.
     [B. Grantor has adopted, used and is using the trademarks, more particularly described on Schedules 1-A and 1-B annexed hereto and made a part hereof, which trademarks are registered or subject to an application for registration in the United States Patent and Trademark Office (collectively, the “Trademarks”).]
     [B. Grantor owns the copyrights registered in the United States Copyright Office, more particularly described on Schedule 1-A annexed hereto and made a part hereof (collectively, the “Copyrights”).]
     C. Grantor and other entities party thereto from time to time have entered into a Security Agreement (Intellectual Property) dated as of April 2, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of Lender.
     [D. Pursuant to the Security Agreement, Grantor has granted to Lender a security interest in all right, title and interest of Grantor in and to the Trademarks, together with the goodwill of the business symbolized by the Trademarks and the customer lists and records related to the Trademarks and the applications and registrations thereof, and all proceeds thereof, including any and all causes of action which may exist by reason of infringement thereof (the “Collateral”), to secure the payment, performance and observance of the Secured Obligations, as defined in the Security Agreement.]
     [D. Pursuant to the Security Agreement, the Grantor granted to Lender a security interest in all right, title and interest of Grantor in and to the Copyrights and the registrations thereof, together with any renewals or extensions thereof, and all proceeds thereof, including any and all causes of action which may exist by reason of infringement thereof for the full term of the Copyrights (the “Collateral”), to secure the prompt payment, performance and observance of the Secured Obligations, as defined in the Security Agreement.]
     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Grantor does hereby further grant to Lender a security interest in the Collateral to secure the prompt payment, performance and observance of the Secured Obligations.
     Grantor does hereby further acknowledge and affirm that the rights and remedies of Lender with respect to the security interest in the Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.
The Lender’s address is:

Attachment 2-4

BlueCrest Venture Finance Master Fund Limited
PO Box 309, Ugland House
South Church Street
George Town, Cayman Islands
Attention: Legal Department
with a copy to:
BlueCrest Venture Finance Master Fund Limited
c/o 225 West Washington Street
Suite 200
Chicago, IL 60606
Attention: Robert Nagy
Tel. No.: (312) 368-4973
Fax No.: (312) 443-0126
     IN WITNESS WHEREOF, the Grantor has caused this Grant of Security Interest to be executed as of the day and year first above written.

GRANTOR

Bioheart, Inc., a Florida corporation

By:	/s/Howard J. Leonhardt
Name:	Howard J. Leonhardt
Title:	Chairman, CEO & CTO

Attachment 2-5

SCHEDULE 1-A TO GRANT OF SECURITY INTEREST
TRADEMARKS

Trademark	Serial Number	Registration Number	Registration Date

Attachment 2-6

SCHEDULE 1-B TO GRANT OF SECURITY INTEREST
TRADEMARK APPLICATIONS

Trademark	Application Date	Application No.

Attachment 2-7

SCHEDULE 1-A TO GRANT OF SECURITY INTEREST
COPYRIGHTS

Description	Registration Date	Registration No.

Attachment 2-8

ATTACHMENT 3
TO SECURITY AGREEMENT
GRANT OF SECURITY INTEREST
(PATENTS)
     This GRANT OF SECURITY INTEREST, dated as of April 2, 2009, is executed by Bioheart, Inc., a Florida corporation (“Grantor”), in favor of BlueCrest Venture Finance Master Fund Limited, a Cayman Islands limited company as successor to BlueCrest Capital Finance, L.P. (“Lender”).
     A. Pursuant to that certain Loan and Security Agreement, dated as of May 31, 2007 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), between Grantor and Lender, Lender agreed to extend loans and other financial accommodations to Grantor upon the terms and subject to the conditions set forth therein.
     B. Grantor owns the letters patent, and/or applications for letters patent, of the United States and certain foreign countries, more particularly described on Schedules 1-A and 1-B annexed hereto and made a part hereof (collectively, the “Patents”).
     C. Grantor and other entities party thereto from time to time have entered into a Security Agreement (Intellectual Property) dated as of April 2, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of Lender.
     D. Pursuant to the Security Agreement, Grantor has assigned and granted to Lender a security interest in all right, title and interest of Grantor in and to the Patents, together with any reissue, continuation, continuation-in-part or extension thereof, and all proceeds thereof, including any and all causes of action which may exist by reason of infringement thereof (the “Collateral”), to secure the prompt payment, performance and observance of the Secured Obligations, as defined in the Security Agreement;
     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Grantor does hereby further assign, transfer and convey unto Lender and grant to Lender a security interest in the Collateral to secure the prompt payment, performance and observance of the Secured Obligations.
     Grantor does hereby further acknowledge and affirm that the rights and remedies of Lender with respect to the assignment of and security interest in the Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.
The Lender’s address is:
BlueCrest Venture Finance Master Fund Limited
PO Box 309, Ugland House
South Church Street
George Town, Cayman Islands
Attention: Legal Department
with a copy to:
BlueCrest Venture Finance Master Fund Limited
c/o 225 West Washington Street
Suite 200
Chicago, IL 60606
Attention: Robert Nagy
Tel. No.: (312) 368-4973
Fax No.: (312) 443-0126

Attachment 3-1

     IN WITNESS WHEREOF, Grantor has caused this Grant of Security Interest to be executed as of the day and year first above written.

GRANTOR

Bioheart, Inc., a Florida corporation

By:	/s/Howard J. Leonhardt
Name:	Howard J. Leonhardt
Title:	Chairman, CEO & CTO

Attachment 3-2

SCHEDULE 1-A TO GRANT OF SECURITY INTEREST
PATENTS

Device	Jurisdiction	Dated Filed	Patent Number

Attachment 3-5

SCHEDULE 1-B TO GRANT OF SECURITY INTEREST
PATENT APPLICATIONS

Device	Jurisdiction	Dated Filed	Status	Application Number

Attachment 5-1